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                                 EXHIBIT 99.8




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                        SECURITY AND PLEDGE AGREEMENT
                               ($3,000,000.00)


     Agreement made this _______ day of _____________, 1995, by and between Digital Solutions, Inc., the undersigned ("Pledgor") and Keystone Financial, Inc., a Delaware corporation ("Lender").

     WHEREAS, Lender is about to make a certain loan to Pledgor in the principal amount of up to $3,000,000.00 pursuant to the terms and provisions as contained in a certain Promissory Note executed by Pledgor, the terms of which are incorporated herein by reference the Promissory Note (the "Promissory Note"); and

     WHEREAS, to induce Lender to make the loan, Lender has required, and Pledgor has agreed, to pledge certain stock owned by him as security for the repayment of the loan, upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, Pledgor and Lender agree as follows:

     1. PLEDGE. In consideration of the sum of money loaned to Pledgor by Lender, the receipt of which is hereby acknowledged, Pledgor hereby assigns all of his right, title and interest and grants a security interest in and to Lender, in and to 3,000,000 free trading shares of Digital Solutions, Inc.
(DGSI) which shares will be duly authorized, endorsed and herewith electronically transferred to Lender by DTC or ACAT. Pledgor appoints Lender as his attorney-in-fact to arrange for the transfer of the pledged shares as security for the repayment of the loan and shall not encumber the shares except in accordance with the provisions of this Agreement.

     2. DIVIDENDS. During the term of this Agreement, all dividends received by Lender will be released to the Pledgor unless this loan is in default.

     3. VOTING RIGHTS. During the term of this pledge, and so long as Pledgor is not in default in the performance of any of the terms of this Agreement or in their obligations in the Promissory Note executed by him, Pledgor shall have the right to vote the pledged shares on all corporate questions, and Lender shall execute due and timely proxies in favor of Pledgor to this end.

     4. REPRESENTATIONS. Pledgor warrants and represents that there are no restrictions upon the transfer of any of the pledged shares, and that Pledgor has the right to transfer such shares free of any encumbrances and without obtaining the consent of any other person or entity. In addition, Pledgor hereby warrants and represents and covenants to Lender that, as of the date of this Agreement, the fair salable value of Pledgor's assets exceeds his liabilities, that he is meeting his current liabilities as they mature, that all financial statements of Pledgor furnished to Lender are true and correct and include reference to all contingent liabilities of Pledgor, since the date of said financial statements there has been no material adverse change in the financial conditions of Pledgor, that there are not now pending any material court or administrative proceedings or undischarged judgments against Pledgor and no federal or state tax liens have been


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Digital Solutions Inc./Keystone
Security & Pledge Agreement, page 2 of 4
$3,000,000 Loan


filed or threatened against Pledgor, nor is Pledgor in default or claimed default under any agreement for borrowed money, which will not be cured by payment from the proceeds of the loan executed by Pledgor on the date hereof.

        5. WARRANTS AND RIGHTS. In the event that, during the term of this Agreement, subscription warrants or any other rights or options shall be issued in connection with the pledged shares, such warrants, rights and options shall be immediately assigned by Lendor to Pledgor, and if exercised by Pledgor, all new shares or other securities so acquired by Pledgor shall be immediately assigned to Lender, to be held under the terms of this Agreement in the same manner as the shares originally pledged hereunder.

        6. PROPERTY. Any property belonging to Pledgor or in which Pledgor has an interest, either individually or jointly with others, held by Lender or any of its subsidiaries or affiliates or carried in any accounts shall be subject to a general lien and security interest for the discharge of Pledgor's obligations to Lender, wherever or however arising and without regard to whether or not Lender has made advances with respect to such property, and Lender is hereby authorized to sell and/or purchase any and all such property without notice to satisfy such general lien and security interest. Pledgor irrevocably appoints Lender as his attorney-in-fact with power of substitution to execute any documents for the perfection or registration of such general liens and security interest.

        7. MANAGEMENT OF PROPERTY. In the event that Pledgor fails to deposit sufficient funds to satisfy any demands, or whenever in Lender's sole and absolute discretion Lender considers it necessary, Lender may, without prior demand or notice, when and if Lender deems appropriate, notwithstanding any rule of any exchange, liquidate the portions in Pledgor's account(s), hedge and/or affect those positions in the cash market or otherwise, sell any property belonging to Pledgor's or in which Pledgor has any interest, cancel any open orders for the purchase and sale of any property, or borrow or buy any property, or borrow or buy any property required to make delivery against any sale, including a short sale. Such sale or purchase may be public or private and may be made without advertising or notice to Pledgors and in such manner as Lender may, in Lender's sole and absolute discretion, determine, and no demands, tenders or notices which Lender may make or give shall invalidate Pledgor's aforesaid waiver. The proceeds of such transaction, if any are to be applied to reduce any indebtedness owing by Pledgor to Lender.

        Notwithstanding the foregoing, the Lender shall not sell or otherwise liquidate any property belonging to the Pledgor unless (i) Pledgor defaults, as defined in the Promissory Note and Security and Pledge Agreement and fails to cure such default within the applicable cure period; or (ii) the aggregate market value of the pledged property is below 60% of the outstanding balance of the loan. In the event Lender takes action in accordance with (ii) of the previous sentence, Lender shall simultaneously give Pledgor notice of such action. Pledgor shall be entitled, at any time and at its option, to pledge additional property, which additional property shall be added to the previously pledge property when computing the loan to value ratio.

        8. ACCOUNT LOSSES. Pledgor acknowledges that Pledgor shall be liable for all losses in Pledgor's account(s) whether or not Pledgor's account(s) are liquidated and for any debts and
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Digital Solutions, Inc./Keystone
Security & Pledge Agreement, Page 3 of 4
3,000,000 Loan


deficiencies, including, but not limited to, interest, costs, expenses and attorney's fees, including all debts and deficiencies resulting from a liquidation of Pledgor's account(s).

     9. DELIVERY OF PROPERTY. Pledgor acknowledges that Lender is hereby specifically authorized for Lender's account(s) and benefit, from time to time and without notice to Pledgor, either separately or with others, to lend, pledge, repledge and hypothecate any and all property held by Lender in any of Pledgor's account(s) and Lender shall not at any time be required to deliver to Pledgor such identical property, but may fulfill Lender's obligations to Pledgor by delivery of property of the same kind and amount.

     10. LOAN FEE. Pledgor hereby agrees to pay (unless heretofore paid by Pledgor) to Lender a loan fee for making the loan available in the amount of $120,000.00 due and payable on or before the funding of the loan. There will be an annual fee of $30,000.00 for the maintenance and continuation of this loan.

     11. PAYMENT OF LOAN. Upon payment at or after maturity of all principal and interest of the loan, and loan fees, less amounts theretofore received and applied by Lender in reduction thereof, Lender shall transfer to Pledgor all of the pledged shares, or property of the same kind and amount, and all rights received by Lender as a result of its record ownership thereof.

     12. DEFAULT. In the event that Pledgor defaults in the performance of any of the terms of this Agreement, or if in the performance of any of his obligation under the Promissory Note executed by him, which default shall continue for seven (7) days after notice to borrower, Lender shall have the rights and remedies provided in the Uniform Commercial Code in force in the State of Michigan as of the date of this Agreement and, in connection therewith, Lender may, upon seven (7) days advance written notice to Pledgor, Pledgor's Bank (United Jersey Bank, Raitan Plaza II, Fieldcrest Avenue, Edison, New Jersey 08837), and Pledgor's Attorney, Victor J. DiGioia, Esq., Goldstein, Axelrod & DiGioia, 369 Lexington Avenue, New York, New York 10017, sent by certified mail return receipt requested, and without liability for any diminution in price which may have occurred, sell all of the pledged shares in such manner and for such price as Lender may determine, at any bona fide public sale, and Lender shall be free to purchase all or any part of the pledged shares at such sale. Out of the proceeds of any sale, Lender may retain an amount equal to the principal and interest then due on the loan, plus the expenses of sale, including reasonable attorney's fees, plus any loan fees and accrued interest and shall pay any balance of such proceeds to Pledgor.

     13. WAIVER. No waiver or indulgence of Lender in enforcing the terms of this Agreement shall be considered a waiver of future performance of this Agreement in strict accordance with its terms, and Lender shall not be required to give Pledgor notice of its intent to enforce such terms in the future.

     14. ARBITRATION. Any dispute or controversy arising out of or relating to this agreement shall be determined and settled by arbitration in the City of Battle Creek, Michigan, in accordance with the Rules of the American Arbitration Association then in effect.





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Digital Solutions, Inc./Keystone
Security & Pledge Agreement, Page 4 of 4
$3,000,000 Loan

        15. LENDER'S RIGHT TO ASSIGN. Lender shall have the right to assign, sell or transfer this security agreement and the accompanying promissory note without prior notice or consent of Pledgor.

        16. BINDING EFFECT/APPLICABLE LAW. This agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns. The terms and provisions hereof shall be governed and construed in accordance with the laws of the State of Michigan.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.


WITNESS:                                PLEDGORS:

/s/ Marilyn Mosel                       Digital Solutions, Inc.
---------------------------------
                                        By: /s/ Raymond Skiptunis
---------------------------------          ------------------------------------
                                           Raymond Skiptunis, Vice Chairman

                                        Address: 4041-F Hadley Road
                                                 South Plainfield, NJ 07080

                                        LENDER:
/s/ Martha Jar
---------------------------------       Keystone Financial, Inc.

---------------------------------       By: /s/ Jacqueline T. Johnson
                                           ------------------------------------
                                                Jacqueline T. Johnson

                                        Address: 131 E. Columbia Avenue
                                                 Suite 114
                                                 Battle Creek, MI 49015

STATE OF New York   )
                    )SS.
COUNTY OF New York  )

        The foregoing instrument was acknowledged before me this 14th day of September, 1995 by Raymond J. Skiptunis.

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/s/ Victor J. DiGiola
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Notary Public, State of New York
No. 31-476368
Qualified in New York County
Commission Expires June 30, 1996